SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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SUNPOWER CORPORATION

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

SUNPOWER CORPORATION

3939 NORTH FIRST STREET

SAN JOSE, CA 95134

408-240-5500

TO BE EFFECTIVE ON FEBRUARY 6, 2007

DATE FIRST MAILED TO STOCKHOLDERS: JANUARY 17, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of SunPower Corporation:

This Notice and the accompanying Information Statement are being furnished to the stockholders of SunPower Corporation, a Delaware corporation (the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated January 9, 2007 and subject to the passage of 20 calendar days following the date upon which the Company transmits to its shareholders this information statement in satisfaction of its obligations under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the amendment to the SunPower Corporation 2005 Stock Incentive Plan, as amended (the “Plan”), increasing the number of shares of the Company’s Class A common stock reserved for issuance under the Plan by 200,481 shares, for a total of 347,767 shares as of February 6, 2007. On January 10, 2007, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated November 15, 2006 and as amended on December 21, 2006 and January 10, 2007 (the “Merger Agreement”), between the Company, Pluto Acquisition Company LLC (“Merger Sub”), PowerLight Corporation (“PowerLight”) and Thomas L. Dinwoodie, as the representative of certain PowerLight shareholders, PowerLight merged with and into Merger Sub, with Merger Sub as the surviving company and a wholly owned subsidiary of SunPower. The Company is obligated under the terms of the Merger Agreement to issue a number of shares of restricted stock (the “Bonus Pool”) to specified PowerLight employees. The Company is further obligated to prepare and file with the Securities and Exchange Commission this information statement relating to the action by written consent approving and adopting the amendment to the Plan. The Company believes that the grant of restricted stock awards from shares available for issuance as awards under the Plan will act as a retention incentive for PowerLight employees, who are expected to contribute to the business of the combined company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

/S/ EMMANUEL T. HERNANDEZ
Emmanuel T. Hernandez
Corporate Secretary

San Jose, California

January 12, 2007

i

SUNPOWER CORPORATION

3939 NORTH FIRST STREET

SAN JOSE, CA 95134

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by SunPower Corporation, a Delaware corporation (“SunPower” or the “Company”), in connection with action taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated January 9, 2007, the amendment to the SunPower Corporation 2005 Stock Incentive Plan, as amended (the “Plan”), increasing the number of shares (“Shares”) of SunPower Class A common stock (“Class A Common Stock”) reserved for issuance under the Plan by 200,481 Shares, for a total of 347,767 Shares as of February 6, 2007. On January 10, 2007, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated November 15, 2006 and as amended on December 21, 2006 and January 10, 2007 (the “Merger Agreement”), between the Company, Pluto Acquisition Company LLC (“Merger Sub”), PowerLight Corporation (“PowerLight”) and Thomas L. Dinwoodie, as the representative of certain PowerLight shareholders, PowerLight merged with and into Merger Sub, with Merger Sub as the surviving company and a wholly owned subsidiary of SunPower. The Company is obligated under the terms of the Merger Agreement to issue a number of shares of restricted stock (the “Bonus Pool”) to specified PowerLight employees. The Company is further obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) this information statement relating to the action by written consent approving and adopting the amendment to the Plan. The Company believes that the grant of restricted stock awards from shares available for issuance as awards under the Plan will act as a retention incentive for PowerLight employees, who are expected to contribute to the business of the combined company. This Information Statement is being provided pursuant to the requirements of Rule 14c–2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of Class A Common Stock and the Company’s Class B common stock (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent.

This Information Statement is being mailed on or about January 17, 2007 to the Company’s stockholders of record as of January 1, 2007 (the “Record Date”). The Company anticipates that the amendment to the Plan will take effect on February 6, 2007.

The Company’s principal executive offices arc located at 3939 North First Street, San Jose, California 95134, and the Company’s telephone number is (408) 240-5500.

Reason for the Written Consent

The Amendment to the Plan

On November 13, 2006, the Company’s Board of Directors (the “Board”) approved, subject to stockholder approval, an amendment to the Plan to increase the number of Shares reserved for issuance under the Plan by 200,481 Shares, for a total of 347,767 Shares as of February 6, 2007.

The Action by Written Consent

SunPower’s Class B Common Stock, all of which is owned by Cypress Semiconductor Corporation (“Cypress”), is entitled to eight votes per share while its Class A Common Stock, which is held by all stockholders other than Cypress, is entitled to one vote per share. Cypress beneficially owns approximately 75% of the Common Stock and holds approximately 96% of the voting power in SunPower. Cypress has approved by written consent (the “Written Consent”) the amendment to the Plan which will become effective 20 days after the mailing of this information statement.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted may be substituted for a meeting. Under Section 228, the approval by at least a majority of the outstanding voting power of the Common Stock is required to approve the amendment to the Plan.

As of the Record Date, the Company had 17,587,072 shares of Class A Common Stock and 52,033,287 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to eight votes. On the Record Date, Cypress beneficially owned 52,033,287 shares, or 100%, of the Company’s Class B Common Stock, representing approximately 96% of the voting power of SunPower’ Common Stock. Accordingly, the action by Written Consent executed by Cypress pursuant to Section 228 is sufficient to approve the amendment to the Plan and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE AMENDMENT TO THE PLAN

The Board approved on November 13, 2006, and Cypress has approved by the Written Consent an amendment to the Plan to increase the number of Shares reserved for issuance under the Plan by 200,481 Shares, for a total of 347,767 Shares as of February 6, 2007. The actual number of Shares reserved under the Plan at any given time is determined in accordance with the formula described under “Summary Description of the Plan as Currently in Effect-Plan Limits/Shares Available for Issuance.”

The Plan was originally adopted by our Board in August 2005, was amended by our Board on September 23, 2005, and was subsequently approved by our stockholders in October 2005. The Plan is administered by the Compensation Committee of our Board, and provides for several types of stock-based awards for employees, non-employee directors and consultants.

A summary of the amendment to the Plan is set forth below and is followed by a summary of the principal provisions of the Plan as currently in effect. The summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan. A complete copy of the Plan, as amended, is attached to this proxy statement as Appendix B.

Summary of the Amendment

The amendment to the Plan will increase the number of Shares reserved for issuance under the Plan by 200,481 Shares, for a total of 347,767 Shares as of February 6, 2007.

Because no monetary consideration will be paid by the recipients of the restricted stock awards issued under the Plan, the issuance of restricted stock awards pursuant to the Plan will cause dilution to existing stockholders of the Company.

Summary Description of Plan as Currently in Effect

Awards Available Under the Plan. The Plan provides for the discretionary award of: (i) incentive stock options (“ISOs”) that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options that are not ISOs (“Nonstatutory Options,” together with ISOs, “Stock Options”); (ii) Shares subject to certain restrictions (“Restricted Shares”); (iii) stock appreciation rights (“SARs”); and (iv) bookkeeping entries equivalent to one or more Shares (“Stock Units”). The Plan also provides for nondiscretionary, automatic grants of Nonstatutory Options to certain non-employee directors. Each type of award is carried out by the execution of an award agreement between us and the recipient that is specific to the type of award. For example, the terms of an award of Stock Options are set out in a “Stock Option Agreement.”

Eligibility. Stock Options and other stock-based awards may be granted to employees, non-employee directors and consultants under the Plan. ISOs may be granted only to employees. Currently, after giving effect to the acquisition of PowerLight, approximately 1,564 employees, non-employee directors and consultants with the Company are eligible to participate in the Plan.

Plan Limits/Shares Available for Issuance. The Plan currently provides that the aggregate number of Shares authorized for issuance as awards under the Plan will not exceed 396,735 Shares (i) minus the aggregate number of Shares subject to options granted under the Company’s 1998 Incentive Stock Plan and 1996 Stock Plan (the “Prior Plans”) between August 12, 2005, and the effective date of our initial offering of stock pursuant to a registration statement filed by us with the SEC (the “Effective Date”), (ii) plus any Shares subject to options granted under the Prior Plans which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, (iii) plus any of the 105,000 shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, (iv) plus 250,000 Shares. In addition, no participant in the Plan can receive awards for any calendar year that relate to more than 500,000

Shares. If Restricted Shares or shares issued upon the exercise of Stock Options are forfeited, then such shares will again become available for awards under the Plan. If Stock Units, Stock Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares will become available for awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units will reduce the number available under the Plan and the balance will again become available for awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under the Plan and the balance will again be available for awards under the Plan.

Administration. The Plan will be administered by our Compensation Committee. The Compensation Committee will consist of two or more directors appointed by the Board. In addition, the composition of the Compensation Committee shall satisfy (i) such requirements as the SEC may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors who may administer the Plan with respect to employees who are not considered officers or directors under Section 16 of the Exchange Act, may grant awards under the Plan to such employees and may determine all terms of such grants. The Board may also authorize one or more officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board must specify the total number of awards that such officers may so award. The Compensation Committee may designate persons other than members of the Compensation Committee to carry out its responsibilities, except that the Compensation Committee may not delegate its authority with regard to the selection for participation of or the granting of Stock Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act.

Stock Options. Both ISOs and Nonstatutory Options are available for grant under the Plan. ISOs may be granted only to employees while Nonstatutory Options may be granted to employees, non-employee directors and consultants. The terms and conditions of an award of Stock Options are determined on a case by case basis and will be evidenced by a Stock Option Agreement between the optionee the Company. Each Stock Option Agreement will specify the number of Shares that are subject to the Stock Option and will provide for the adjustment of the Stock Option in accordance with the adjustment section in the Plan.

The exercise price of a Stock Option will be determined by the Compensation Committee in its sole discretion. The exercise price of an ISO, subject to Internal Revenue Code requirements for 10% stockholders, shall not be less than 100% of the fair market value of a Share on the date of grant, and the Exercise Price of a Nonstatutory Stock Option shall not be less 85% of the fair market value of a Share on the date of grant. The closing price per share of Class A Common Stock on January 11, 2007 was $43.80.

Each Stock Option Agreement will specify a date when all or any installment of the Stock Option is to become exercisable and also specifies the term of the option; provided that the term of an option shall in no event exceed 10 years from the date of grant. The Stock Option Agreement may provide for accelerated exercisability in the event of the optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. The Compensation Committee may determine, at the time of granting a Stock Option or thereafter, that such Stock Option will become exercisable as to all or part of the Shares subject to the Stock Option in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company. The Board expects that options granted to optionees other than non-employee directors will generally vest as to 20% of the shares one year after the date of grant and as to 1/60th of the shares each month thereafter.

Stock Options may be awarded in combination with SARs, and such an award may provide that the Stock Options will not be exercisable unless the related SARs are forfeited. An optionee has none of the rights of a stockholder until shares of stock are issued. The Compensation Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a Stock Option previously granted, or (b) authorize an optionee to elect to cash out a Stock Option previously granted, in either case at such time and based upon such terms and conditions as the Compensation Committee may establish.

A non-employee director who first joins the Board on or after the Effective Date, and was not previously an employee, will be granted automatically an initial Stock Option to purchase 30,000 shares on the date of his or her election or appointment to the Board. The initial Stock Option vests and becomes exercisable over five years, with the first 20% of the shares subject to the initial Stock Option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter in equal portions over the next four years. Immediately after each of our regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring immediately after the Effective Date, each returning non-employee director will be automatically granted a Stock Option to purchase 6,000 shares, provided the director has served on the Board for at least six months. These Stock Options will vest and become exercisable monthly in equal portions over a five-year period. The Stock Options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant.

Restricted Shares. The Compensation Committee may grant Restricted Shares to employees, non- employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a restricted stock agreement between the recipient and the Company. Restricted Shares may be sold or awarded under the Plan for such consideration as the Compensation Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

Each award of Restricted Shares may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. An award agreement may provide for accelerated vesting in the event of the grantee’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of the Restricted Shares will become vested in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company.

The holders of Restricted Shares awarded under the Plan have the same voting, dividend and other rights as our other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.

Stock Appreciation Rights. The Compensation Committee may award SARs to employees, non-employee directors and consultants. The number of shares included, the terms of exercise, and the term of each SAR is determined on a case by case basis and will be evidenced by a SAR Agreement between the recipient and the Company. Each SAR Agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement will also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The Compensation Committee may determine, at the time of granting a SAR or thereafter, that such SAR will become fully vested as to all Shares subject to such SAR in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company. SARs may be awarded in combination with Stock Options, and such an award may provide that the SARs will not be exercisable unless the related Stock Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in a Nonstatutory Option at the time of grant or thereafter. Upon the exercise of a SAR, the recipient will receive cash, Shares, or a combination of the two. The amount of cash and/or the fair market value of Shares received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the Shares subject to the SARs exceeds the exercise price.

Stock Units. The Compensation Committee may award Stock Units to employees, non-employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a

Stock Unit agreement between the recipient and the Company. No cash consideration is required of the award recipients. The holders of Stock Units have no voting rights. However, prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Compensation Committee’s discretion, carry with it a right to dividend equivalents. Settlement of vested Stock Units may be made in the form of cash, Shares, or any combination of the two. The number of Stock Units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors.

Each award of Stock Units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions set out in the Stock Unit agreement. A Stock Unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting Stock or thereafter, that all or part of the Stock Units will become vested in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company.

Adjustments. In the event of a recapitalization, stock split or similar capital transaction, we can make appropriate adjustments to: (i) the number of Shares reserved for issuance under the Plan; (ii) the limitation regarding the total number of Shares underlying awards given to an individual participant in any calendar year; (iii) the number of Nonstatutory Options automatically granted to non-employee directors; and (iv) other adjustments in order to preserve the benefits of outstanding awards under the Plan (including adjustments to the number of Shares covered by each outstanding Stock Option and SAR and the exercise price thereof and in the number of any Stock Units that have not yet been settled).

Effect of Certain Transactions. A Change in Control (defined below) may impact rights to an award made under the Plan. Specifically, the Plan provides that the Compensation Committee may decide, either at the time of the award or after, that in the event of a Change in Control: (i) Restricted Shares and Stock Units vest, and (ii) Stock Options and SARs are exercisable. However, in the event of a merger or other reorganization, all outstanding awards are subject to the terms of the agreement effecting the particular transaction. Any automatic award of Nonstatutory Options to a non-employee director vests in the event of a Change in Control.

Subject to certain exceptions, a Change in Control generally means the occurrence of one of the following:

(a) the acquisition by any person of our securities representing 50% or more of the combined voting power of the then outstanding securities;

(b) a merger or consolidation with or into another entity as a result of which persons who were not our stockholders immediately prior to the merger or consolidation own immediately after the merger or consolidation 50% or more of the voting power of the outstanding securities of the continuing or surviving entity and any parent corporation of the continuing or surviving entity; or

(c) the sale, transfer or other disposition of all or substantially all of our assets.

To the extent not previously exercised or settled, Stock Options, SARs and Stock Units will terminate immediately prior to our dissolution or liquidation.

Qualifying Performance Criteria. An award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares.

The Compensation Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in our Annual Report to stockholders for the applicable year.

If applicable, the Compensation Committee will determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the qualifying performance criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a performance goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Withholding of Taxes. Each recipient of an award must make arrangements with us to satisfy any tax withholding requirements in relation to any award under the Plan. The Compensation Committee may permit a participant to satisfy all or part of his or her withholding or income tax obligations by having us withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares will be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may a participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

Termination and Amendment. The Plan terminates automatically on August 12, 2015, unless terminated earlier by the Board. The Board may amend, modify or terminate the Plan at any time, subject to stockholder approval if required by applicable laws, regulations or rules. Rights and obligations under any ward granted before amendment of the Plan will not be materially impaired by such amendment, except with the consent of the participant.

Benefits under the 2005 Stock Incentive Plan

Directors, consultants and employees, including executive officers and employees who are members of the Board, are eligible to participate in the Plan. Future awards under the Plan will be determined by the Board over time based on multiple factors such as competitive analysis, our results and discrete human resource issues. Consequently, except as set forth below, it is impossible to determine the benefits or amounts that will be received in the future under the Plan by any of our executive officers, directors or employees. In fiscal 2006, no awards were made under the Plan to any of our executive officers. Our directors received, in the aggregate, 16,000 Restricted Shares and Stock Options to purchase a total of 18,000 Shares under the Plan in fiscal 2006. Our employees received, in the aggregate, 214,034 Restricted Shares and Stock Options to purchase a total of 25,950 Shares under the Plan in fiscal 2006.

Although the benefits or amounts to be received from future awards under the current Plan are not determinable, with respect to the Restricted Shares to be issued pursuant to the Plan increase, the Bonus Pool allocation has been agreed upon and is set forth in the table below.

2005 Stock Incentive Plan(1)

Name and Position	Dollar Value ($)(2)	Number
Thomas H. Werner	—	—
Peter Aschenbrenner	—	—
Emmanuel T. Hernandez	—	—
P.M. Pai	—	—
Richard Swanson	—	—
Executive Group(3)	4,340,009	116,012
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	3,159,985	84,469

(1)	Includes Shares that have been allocated to the Bonus Pool and does not include further unallocated awards under the Plan, which are indeterminable at this time.
(2)	Determined based on the number of Shares to be allocated to the individual or group, as applicable, multiplied by the average volume weighted average price of the Class A Common Stock (as reported, absent manifest error, on Nasdaq.com) for the twenty consecutive trading days ending on and including January 9, 2007. This valuation methodology is consistent with that used to determine the number of Shares in the Bonus Pool pursuant to the Merger Agreement.
(3)	Although no awards were made under the Plan to any of our executive officers or directors in fiscal 2006, two individuals—Howard Wenger and Bruce Ledesma—who were appointed as executive officers of the Company upon the completion of the PowerLight acquisition have been allocated an aggregate of 116,012 Shares under the Bonus Pool. The number in the “Executive Group” row above represents Restricted Shares to be allocated to these executive officers. Thomas Dinwoodie will also be serving as an executive officer of the Company following the completion of the PowerLight acquisition but has not been allocated Shares under the Bonus Pool.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonstatutory Options. In general, (1) no income will be recognized by an optionee at the time a Nonstatutory Option is granted; (2) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if vested, on the date of exercise; and (3) at the time of sale of Shares acquired pursuant to the exercise of a Nonstatutory Option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

ISOs. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If Shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by the purchase price for such Restricted Shares)

at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares will have taxable ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Stock Units. No income generally will be recognized upon the award of Stock Units. The recipient of a Stock Unit award generally will be subject to tax at ordinary income rates on the fair market value of Shares on the date of settlement (reduced by any amount paid by the participant for such Stock Units), and, if settled with Shares in whole or in part, the capital gains/loss holding period for such Shares will also commence on such date.

Tax Consequences to SunPower

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SunPower’s Common Stock as of January 1, 2007 (except as described below) by:

•	each of our directors;

•	our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Executive Officers”);

•	all individuals who served as directors or Named Executive Officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our Common Stock.

Applicable beneficial ownership is based on 17,587,072 shares of Class A Common Stock and 52,033,287 shares of Class B Common Stock outstanding as of January 1, 2007. An additional 4,106,884 shares of Class A Common Stock were issued to the shareholders of PowerLight on January 10, 2007, pursuant to the closing of the PowerLight acquisition. This issuance will cause the percentages in the table below to decrease.

	Shares Beneficially Owned (1)
	Class A Common Stock		Class B Common Stock		% Total Voting Power(2)
Name of Beneficial Owner	Shares	%	Shares	%
Directors
W. Steve Albrecht(3)	7,902	*	0	*	*
Betsy S. Atkins(4)	4,201	*	0	*	*
T.J. Rodgers(5)	10,000	*	52,033,287	*	*
Thomas H. Werner(6)	652,340	3.6	0	*	*
Pat Wood III(7)	12,902	*	0	*	*

Named Executive Officers
Peter Aschenbrenner(8)	140,521	*	0	*	*
Emmanuel T. Hernandez(9)	396,622	2.2	0	*	*
P.M. Pai(10)	131,335	*	0	*	*
Richard Swanson(11)	100,564	*	0	*	*

All Directors and Named Executive Officers as a group (9 persons)(12)	1,456,387	7.7	0	*	*

5% Common Stockholders

Cypress Semiconductor Corp.	0	*	52,033,287	100	95.9

Merrill Lynch & Co.(13)	1,287,045	7.3	0	*	*

BCG, Inc.; BAMCO; BCM, BSC; and Ronald Baron(14)	1,951,008	11.1	0	*	*

BlackRock, Inc., BlackRock Advisors LLC, BlackRock Investment Management LLC, BlackRock (Channel Islands) Ltd, BlackRock Investment Management UK Ltd(15)	2,285,645	13.0	0	*	*

Janus Capital Management LLC, Janus Overseas Fund(16)	1,794,660	10.2	0	*	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of January 1, 2007, are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Percentage total voting power represents voting power with respect to all shares of SunPower’s Common Stock, voting as a single class. Each holder of Class B Common Stock is entitled to eight votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters to be submitted to stockholders for vote. The Class A and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as otherwise may be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a one for one basis.
(3)	Includes 1,000 shares of Class A Common Stock held directly by Mr. Albrecht and options to purchase an aggregate of 5,902 shares of Class A Common Stock exercisable within 60 days of the Record Date. Also includes 1,000 shares of restricted stock.
(4)	Includes 500 shares of Class A Common Stock held directly by Ms. Atkins and options to purchase an aggregate of 2,701 shares of Class A Common Stock exercisable within 60 days of the Record Date. Also includes 1,000 shares of restricted stock.
(5)	Includes 5,000 shares of Class A Common Stock held directly by Mr. Rodgers and 5,000 shares of restricted stock. Also includes 52,033,287 shares of Class B Common Stock held by Cypress. Mr. Rogers is the chief executive officer of Cypress.
(6)	Includes 10,000 shares of Class A Common Stock held directly by Mr. Werner and options to purchase an aggregate of 642,340 shares of Class A Common Stock exercisable within 60 days of the Record Date.
(7)	Includes 1,000 shares of Class A Common Stock held directly by Mr. Wood and options to purchase an aggregate of 10,902 shares of Class A Common Stock exercisable within 60 days of the Record Date. Also includes 1,000 shares of restricted stock.
(8)	Includes 42,000 shares of Class A Common Stock held directly by Mr. Aschenbrenner and options to purchase an aggregate of 98,521 shares of Class A Common Stock exercisable within 60 days of the Record Date.
(9)	Represents options held by Mr. Hernandez to purchase an aggregate of 396,622 shares of Class A Common Stock exercisable within 60 days of the Record Date.
(10)	Represents options held by Mr. Pai to purchase an aggregate of 131,335 shares of Class A Common Stock exercisable within 60 days of the Record Date.
(11)	Includes 15,000 shares of Class A Common Stock held directly by Mr. Swanson and options to purchase an aggregate of 85,564 shares of Class A Common Stock exercisable within 60 days of the Record Date.
(12)	Includes 74,500 shares of Class A Common Stock held directly by our Named Executive Officers and directors and options to purchase an aggregate of 1,373,887 shares of Class A Common Stock exercisable within 60 days of the Record Date. Also includes 8,000 shares of restricted stock.
(13)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on July 10, 2006 by Merrill Lynch & Co. which indicated that Merrill Lynch has beneficial ownership of 1,287,045 shares of Class A Common Stock, with shared dispositive and voting power with respect to said shares.
(14)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 14, 2006 by Baron Capital Group Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management (BCM), Baron Small Cap Fund (“BSC”), and Ronald Baron which indicated the following: BCG and Ronald Baron have beneficial ownership of 1,951,800 shares of Class A Common Stock, with shared dispositive power with respect to said shares and shared voting power with respect to 1,803,400 shares; BAMCO has beneficial ownership of 1,891,208 shares of Class A Common Stock with shared dispositive power with respect to said shares and shared voting power with respect to 1,748,900 shares; BSC has beneficial ownership of 1,000,000 shares of Class A Common Stock with shared dispositive and voting power with respect to said shares; BCM has beneficial ownership of 59,800 shares of Class A Common Stock with shared dispositive voting power with respect to said shares and shared voting power with respect to 54,500 shares.

(15)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 13, 2006 by BlackRock Inc. which indicated that all parties have beneficial ownership of 2,285,645 shares of Class A Common Stock, with shared dispositive and voting powers with respect to said shares.
(16)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about January 10, 2007 by Janus Management LLC (“Janus Management”) and Janus Overseas Fund (“Janus Overseas”) which indicated the following: Janus Management has beneficial ownership of 1,794,660 shares of Class A Common Stock, with sole dispositive and voting powers with respect to said shares; Janus Overseas has beneficial ownership of 940,690 shares of Class A Common Stock, with sole dispositive and voting powers with respect to said shares.

COMPENSATION DISCUSSION AND ANALYSIS

General

We compensate our executives through a mix of base salary, cash bonus awards and performance-based equity compensation. Our compensation program is designed to attract and retain the best possible executive talent, to tie annual and long-term cash and equity incentive compensation to the achievement of measurable corporate, business unit and individual performance objectives, and to align compensation incentives available to our executives with the goal of creating stockholder value. To achieve these objectives, we have designed and implemented incentive compensation to primarily reward our executives for positive financial performance. To this end, we tie a substantial portion of our executives’ overall compensation measurable quarterly corporate milestones and individual Key Initiatives, or KIs. The KIs are personal accomplishment goals for the executives that are specific to the areas of responsibility and relate to the corporate milestones. In addition, we provide our executives a variety of other benefits that we also make available generally to all salaried employees.

Establishing Compensation Opportunities

Overall, our aim is to offer our executives total compensation opportunities that represent a median compensatory level among a peer group of competitive companies. Accordingly, we seek to review the compensation that we offer against that offered by peer group companies on an annual basis. We have retained AON Corporation, a compensation consulting firm, to help us identify and maintain a peer group of competitive companies to which we may refer when establishing executive compensation.

Due to the relative youth of the solar industry, however, in 2006, AON provided us with information regarding compensation programs for only chief executive officers at certain energy companies. The companies identified are Active Power, Inc.; American Superconductor Corp.; Catalytica Energy Systems, Inc.; Emcore Corporation; Energy Conversion Devices, Inc.; Evergreen Solar, Inc.; FuelCell Energy, Inc.; Plug Power Inc.; Power Integrations, Inc.; Power-One, Inc.; Quantum Fuel Systems Technologies Worldwide, Inc.; and Valence Technology, Inc. These particular companies were chosen because we believe they are the companies that most closely match our core business.

In addition to the information supplied by AON regarding compensation for chief executive officers of peer group companies, we also looked to the salary structure used by our majority stockholder, Cypress Semiconductor Corporation, for guidance regarding setting compensation for our executives other than our chief executive officer. The salary structure used by Cypress was based on Radford salary survey data for technology companies in our geographic region. The comparable Cypress salary data for our President and Chief Technical Officer and Chief Operating Officer ranged from $153,000 to $307,000. The comparable Cypress salary data for our Chief Executive Officer and Chief Financial Officer ranged from $183,000 to $367,000. For 2007 and beyond, we anticipate that AON will provide us with compensation information for all executive officers from solar industry companies.

In 2006, AON also assisted us in identifying and establishing median total compensation opportunities and with general oversight of our compensation program. This general oversight included helping us evaluate our compensation practices and assisting us with developing and implementing our executive compensation program and philosophy.

Allocation Among Compensation Components

	Base Salary	Cash Bonus Awards	Equity Compensation
Thomas H. Werner, Chief Executive Officer	62%	38%	0%
Emmanuel T. Hernandez, Chief Financial Officer	64%	36%	0%
Dr. Richard Swanson, President and Chief Technical Officer	73%	27%	0%
Peter Aschenbrenner, Vice President, Marketing and Sales	62%	38%	0%
P.M. Pai, Chief Operating Officer	74%	26%	0%

As discussed further below, due to our initial public offering in November 2005, we affirmatively decided in 2006 to not grant equity awards to our executives as part of their 2006 compensation, which has resulted in base salary representing a majority percentage of total compensation for each executive.

Compensation Components

We provide the following compensation components to our executives:

Base Salary. We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by companies in our competitive peer group for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy in order to best attract, retain and equitably reward our executives.

We review base salaries annually, and adjust base salaries from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Our Compensation Committee approves the employee salary for our Chief Executive Officer, and for each officer below the Chief Executive Officer level based on the Chief Executive Officer’s input. In 2006, we implemented a merit increase program and increased our executives’ base salaries by a range of 2.3% to 12%, and by 4.5% on average. We utilized the benchmark data provided by AON when determining to increase our Chief Executive Officer’s 2006 salary by $34,250. We referred to the Cypress data when establishing a 2006 salary range for our other executives at $205,000 to $310,000, compared to a range of $200,000 to $299,520 for 2005. For 2007, we anticipate our base salary increases for executives will be under 10%.

Based on information presented to us by AON regarding market ranges for salaries at peer group companies and the Cypress data, we believe we have generally established our executives’ base salaries at approximately the median of market ranges. As a result, we believe that we compensate our executives equitably when compared to competitive or similar companies.

Cash Bonus Awards. We utilize cash bonus awards to align executive compensation with business objectives and performance. Our cash bonus is administered through our Key Employee Bonus Program, or KEBP, which has a quarterly component and an annual component. Our Compensation Committee approves the employee bonus program incentive level for our Chief Executive Officer, and for each officer below the Chief Executive Officer level based on the Chief Executive Officer’s recommendations.

For 2006, the bonus incentive targets for the executive officers ranged from 50% to 80% of base salary. For 2007, the target bonus awards (as a percentage of annual base salary) will be as follows: Chief Executive Officer, 80%; Chief Financial Officer, 80%; Chief Operating Officer, 50%; President/Chief Technical Officer, 50%; and Vice President, Marketing & Sales, 80%. These target percentages included both short-and-long term incentive award opportunities, and are established so that our officers’ annual bonus opportunities are set near the median competitive levels of comparable companies. We expect to retain these targets for 2007.

KEBP payments are based on attainment of revenue and profit goals, attainment of company milestones and the individual participant’s accomplishment of KIs. 50% of each KEBP bonus is based on achieving annual sales and profit targets and 50% based on achieving quarterly goals. The impact of these factors is explained in more detail below.

Our quarterly bonus KEBP award is formula-driven, and triggered when we achieve our Profit Before Tax, or PBT, objective for the quarter. The amount of quarterly bonus earned is first factored by the level of achievement of company milestones, which are reviewed and approved by the Compensation Committee at the beginning of the quarter. Company milestone achievement of greater than 80% results in a bonus factor of 100%. Company milestone achievement of greater than 50% but less than 80% results in a bonus factor of 50%, but company milestone bonuses paid to KEBP participants, including our named executive officers, is finally determined by the individual’s personal KI achievement. For example, if an executive is a 50% KEBP participant, and the PBT objective is achieved for the quarter, and 85% of the company milestones were achieved, and the individual achieved 75% of his individual KIs, then the executive’s quarterly KEBP award is 4.7% of base salary, calculated as: 50% of base pay as KEBP level times 50% for the quarterly component of KEBP times a 100% bonus factor for company milestones of 85% times 75% individual KIs divided by 4 for the quarterly component of KEBP target is triggered, and pre-determined company milestones and Individual KIs are met. The actual bonus is determined by our company performance and each executive officer’s level of achievement. At the beginning of each quarter, the company milestones for the succeeding quarter are determined and approved by the Compensation Committee.

The annual KEBP bonus award is also formula-driven and is assessed at the end of the fiscal year based on our attainment of sales and PBT targets for the year. Our sales and PBT targets are established at the beginning of our fiscal year and approved by our Board of Directors. For example: If an executive is a 50% KEBP participant, and we achieve our sales and profit targets for the year, then the executive will receive a KEBP award of 25% of base pay, calculated as: 50% KEBP level times 50% representing the annual component of KEBP. Historically, the annual KEBP bonuses have not been earned due to our not meeting our sales performance target. However, we met this target for 2006. Annual KEBP bonus awards are to be paid in two installments in July 2007 and January 2008. Our executives must be employed by us on the scheduled payment date in order to receive their annual KEBP bonus. If an executive is terminated prior to the scheduled payment date, his or her bonus will be forfeited. Projected bonuses are reflected in the 2006 KEBP Annual Bonus table below.

Performance-Based Equity Awards. We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. Our 2005 Stock Incentive Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards.

Due to our initial public offering in November 2005, we decided in 2006 to not grant equity awards to our executives as part of their 2006 compensation. However, we currently intend in 2007 and in subsequent years to provide our executives with restricted stock awards as a form of performance-based equity compensation, which restricted stock we expect to vest based on the attainment of certain corporate goals over a four-year schedule. We also currently expect that such grants will be based on both the degree to which the executives achieved their KIs during the prior fiscal year, and judgment applied by our Compensation Committee regarding other qualitative factors. At this time, we have not determined how the amount of equity awards in 2007 and beyond will be established, or the timing as to when we will make such equity awards. However, because we did not issue equity awards in 2006, we anticipate that equity awards in subsequent years will represent a greater percentage of total compensation for our executives.

As of January 9, 2007, our 2005 Stock Incentive Plan had approximately 147,286 shares reserved for grants of equity based awards (an additional 200,481 shares will be reserved pursuant to the Merger Agreement). In addition to granting equity-based awards to our executives as part of a long-term incentive plan, we also intend to utilize these shares for awards to non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need. We do not maintain any equity or other security ownership guidelines or requirements for our executives. Additionally, we do not have a formal or informal policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that awards or payments are reduced. We anticipate establishing a more-detailed stock option program, including policies and practices regarding the timing of awards and Compensation Committee approval, if and when we grant stock options to executives.

Termination of Employment Payments

Regarding performance-based equity awards, unless otherwise provided by our plan administrator in the award agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding awards except that a participant will have 90 days following termination of employment or service to exercise any vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, certain of our executives, including Mr. Wenger and Mr. Hernandez, are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events.

Businesses in our industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain the best-possible executive talent. Without these provisions, some of our executives may not have chosen to accept employment with us or remain employed by us. For a further description of the payments that Mr. Werner and Mr. Hernandez, two of our Named Executive Officers, are entitled to receive in the event of certain change of control or termination events, please see “Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

Indemnification of Officers and Directors

Article VIII of our Amended and Restated Certificate of Incorporation and Article 6 of our Restated Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during 2006 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, who we refer to collectively as our Named Executive Officers.

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	All Other Compensation ($) (i)	Total ($) (j)
Thomas H. Werner, Chief Executive Officer	2006	$315,146	$0	$0	$0	$198,724	$0	$513,870
Emmanuel T. Hernandez, Chief Financial Officer	2006	308,095	0	0	0	175,502	0	483,597
Dr. Richard Swanson, President/Chief Technical Officer	2006	204,231	0	0	0	76,686	0	280,917
Peter Aschenbrenner, Vice President, Marketing & Sales	2006	211,869	0	0	0	127,438	0	339,307
P.M. Pai, Chief Operating Officer	2006	220,000	0	0	0	76,652	0	296,652

(1)	Salary represents actual salary earned and paid for in 2006 and reflects applicable mid-year salary increases. Salary includes base salary and payment in respect of accrued vacation and holidays.
(2)	Includes KEBP quarterly bonus actually paid from first through third quarter 2006 and estimated actual fourth quarter 2006 KEBP quarterly bonus payout, which amounts were less than target, and actual KEBP annual bonus that is to be paid in July 2007 and January 2008, which amount exceeded target. Please see the 2006 KEBP Bonus Awards tables below for a breakdown of these amounts.

Grants of Plan-Based Awards Table

During 2006, none of our named executive officers received any grants of plan-based equity awards, but received grants of KEBP bonus awards. The following table sets forth information regarding the KEBP bonus awards granted to each Named Executive Officer during 2006:

Name (a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($) (c)	Target(1) ($) (d)	Maximum ($) (e)
Thomas H. Werner	(2)	$258,400	(2)
Emmanuel T. Hernandez	(2)	248,000	(2)
Dr. Richard Swanson	(2)	102,500	(2)
Peter Aschenbrenner	(2)	172,000	(2)
P.M. Pai	(2)	110,000	(2)

(1)	Target amounts under the 2006 KEBP represent the following percentage of annual base salary: Mr. Werner, 80%; Mr. Hernandez, 80%; Dr. Swanson, 50%; Mr. Aschenbrenner, 80%; and Mr. Pai, 50%
(2)	Bonus awards under the 2006 KEBP, which are based on the achievement of various company milestones and individual KIs, are determined as the result of formulae contained in the 2006 KEBP. Achievement of certain company milestones can have an unlimited impact on KEBP bonus payment, or can reduce the KEBP bonus payment to 0 when applied to the formulae. As a result, threshold payouts and maximum payouts are not readily ascertainable for each named executive officer.

The material terms of our KEBP bonus awards are described above in our “Compensation Discussion and Analysis” under the subheading “Cash Bonus Awards.” Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect in the future to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in our best interests.

2006 KEBP Bonus Awards. The following tables set forth additional information about the bonus information disclosed above in the Summary Compensation Table:

First Through Third Quarter 2006 KEBP Quarterly Based Awards (Annualized)

	2006 KEBP Target vs. Actual Bonus
Name	Target(1)	Actual(2)
Thomas H. Werner	$129,200	$61,772
Emmanuel Hernandez	124,000	44,062
Dr. Richard Swanson	61,500	33,226
Peter Aschenbrenner	86,000	36,278
P.M. Pai	66,000	30,012

(1)	Under the 2006 KEBP, quarterly target amounts represent 50% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Mr. Werner, Mr. Hernandez and Mr. Aschenbrenner, and 60% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Dr. Swanson and Mr. Pai.
(2)	Actual Bonus includes estimated fourth quarter 2006 KEBP payout.

2006 KEBP Annual Bonus Payout

	2006 Annual Bonus Payout
Name	July 2007(2)	January 2008(2)	Total
Thomas H. Werner	$68,476	$68,476	$136,952
Emmanuel T. Hernandez	65,720	65,720	131,440
Dr. Richard Swanson	21,730	21,730	43,460
Peter Aschenbrenner	45,580	45,580	91,160
P.M. Pai	23,320	23,320	46,640

(1)	Under the 2006 KEBP, the following annual target amounts represent 50% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Mr. Werner ($129,200), Mr. Hernandez ($124,000) and Mr. Aschenbrenner ($86,000), and 40% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Dr. Swanson ($41,000) and Mr. Pai ($44,000).
(2)	Under the 2006 KEBP, 2006 payouts exceed the annual target amounts. The executive must be employed by us at the scheduled payment date to receive the annual bonus. If the executive is terminated prior to the payment date for the annual bonus, the annual bonus will be forfeited.

Employment Agreements. For a description of the employment agreements that we have with certain of our executives, please see “Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards At Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2006:

	Option Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Thomas H. Werner	185,006	179,994	$0.50	6/9/2013
	320,155	320,145	3.30	6/17/2014
	87,501	162,499	3.30	3/17/2015
Emmanuel T. Hernandez	338,747	462,991	3.30	4/25/2015
Dr. Richard Swanson	70,904	219,896	3.30	6/17/2014
Peter Aschenbrenner	13,751	21,249	0.50	6/9/2013
	70,003	183,997	3.30	6/17/2014
P.M. Pai	120,002	220,998	3.30	3/17/2015

(1)	All of the option grants were made under our 1996 Stock Plan. Except for the options issued to Mr. Hernandez, each of these options has a ten-year term, vests over a five-year period of employment, with a one-year initial cliff vesting period, and has an exercise price equal to the market value on grant date. Mr. Hernandez’s option has a ten-year term, vests monthly over a three-year period of employment without a cliff vesting period, and has an exercise price equal to the market value on grant date.

Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired pursuant to the exercise of options by our Named Executive Officers during 2006 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)
Thomas H. Werner	160,000	$4,915,052
Dr. Richard Swanson	149,000	4,166,165
Emmanuel T. Hernandez	240,000	7,154,219
Peter Aschenbrenner	154,000	4,025,512
P.M. Pai	84,000	2,527,400

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option.

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are atypical for similar companies in both our industry and geographic region. Our Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. The Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Regarding performance-based equity awards, unless otherwise provided by our plan administrator in the award agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding awards except that a participant will have 90 days following termination of employment or service to exercise any vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, two of our executives are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events.

Thomas H. Werner. On May 22, 2003, Mr. Werner entered into an offer letter by which he agreed to serve as our Chief Executive Officer. Under the terms of the offer letter, Mr. Werner was entitled to receive an annual salary of $275,000 and bonus in an amount up to 80% of his base salary. Mr. Werner’s annual salary for 2006 was $323,000. In connection with the offer letter, Mr. Werner was granted an option to purchase 600,000 shares of our Class A Common Stock at an exercise price of $0.50 per share and options to purchase 890,300 shares of our Class A Common Stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. Mr. Werner is employed by us “at-will,” which means that either he or we may terminate his employment at any time, with or without cause, and with or without notice. The offer letter also contains an agreement to enter into a confidentiality agreement with us.

Under the terms of the offer letter, upon a change of control, we agreed to negotiate in good faith with Mr. Werner on an accelerated vesting clause for his stock options, which clause could be invoked by Mr. Werner if he was not retained in an equivalent position after the change of control. Additionally, we agreed to pay Mr. Werner an amount equivalent to one year of his base salary and provide him with one year of benefits if Mr. Werner is terminated by us without cause. Please see disclosure under the “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End Table” above for more information on Mr. Werner’s current base salary and currently outstanding options.

Emmanuel T. Hernandez. On April 1, 2005, Mr. Hernandez entered into an offer letter by which he agreed to serve as our Chief Financial Officer. Under the terms of the offer letter, Mr. Hernandez was entitled to receive an annual salary of $299,520 and bonus in an amount up to 80% of his base salary. Mr. Hernandez’s annual salary for 2006 was $310,000. In connection with the offer letter, Mr. Hernandez was granted an option to purchase 1,041,738 shares of our Class A Common Stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. The offer letter also contains an agreement to enter into a confidentiality agreement with us, and limits our ability to make certain changes that result in Mr. Hernandez’s constructive termination.

Under the terms of the offer letter, upon a change of control in which Cypress repurchases our minority interests, Mr. Hernandez’s options will fully vest. However, upon a change of control in which our management team conducts a leveraged buy-out and seeks financing from Cypress, Mr. Hernandez’s options will not accelerate. Please see disclosure under the “Outstanding Equity Awards at Fiscal Year-End Table” above for more information on Mr. Hernandez’s currently outstanding options.

P.M. Pai. On January 14, 2005, P.M. Pai entered into an offer letter by which he agreed to serve as our Chief Operating Officer. Under the terms of the offer letter, Mr. Pai was entitled to receive an annual salary of $220,000 and bonus in an amount up to 50% of his base salary. Mr. Pai’s annual salary for 2006 was also $220,000. In connection with the offer letter, Mr. Pai was granted an option to purchase 425,000 shares of our Class A Common Stock.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	All Other Compensation(4) ($) (g)	Total ($) (h)
W. Steve Albrecht	$48,750	$3,546	$24,673	$1,620	$78,589
Patrick Wood	74,860	3,546	24,673	2,996	106,075
Betsy S. Atkins	80,802	3,546	24,673	7,431	116,452
Thurman J. Rodgers	0	17,674	0	0	17,674

(1)	The amounts listed under “Fees Earned or Paid in Cash” include, in addition to normal board and committee fees, payments for service by Mr. Wood and Ms. Atkins on a special committee of the Board.
(2)	The non-employee directors had stock awards outstanding as of December 31, 2006 for the following number of shares of Class A Common Stock: Mr. Albrecht, 2,000; Mr. Wood, 2,000; Ms. Atkins, 2,000; and Mr. Rodgers, 10,000. Each non-employee director other than Mr. Rodgers received a grant of 2,000 shares of restricted stock on June 27, 2006, of which 1,000 shares have vested. Mr. Rodgers received a grant of 10,000 shares of restricted stock on June 27, 2006, of which 5,000 shares have vested.
(3)	The non-employee directors had option awards outstanding as of December 31, 2006 for the following number of shares: Mr. Albrecht, 31,000; Mr. Wood, 36,000; Ms. Atkins, 28,299; and Mr. Rodgers, 0. Each non-employee director other than Mr. Rodgers received a option grant for 6,000 shares of stock, with an exercise price of $39.35, on May 4, 2006. The option vests monthly over a period of one year.
(4)	Amounts listed under “All Other Compensation” represent reimbursement for expenses incurred in attending board and committee meetings.

Mr. Rogers, who is the Chief Executive Officer of Cypress, does not receive any cash compensation for his service on our Board. Otherwise, our independent directors receive an annual retainer of $25,000. In addition, non-employee directors receive annual compensation of $15,000 as committee chairperson. Each committee member other than a committee chairperson will receive additional annual compensation of $10,000. We also reimburse non-employee directors for expenses incurred in attending meetings.

Our cash compensation program for non-employee directors described above will continue for 2007. In addition to the cash compensation, non-employee directors will automatically receive shares under our 2005 Stock Incentive Plan. An outside director who first joins our board of directors will be granted an initial option to purchase 30,000 shares of our Class A Common Stock on the date of his or her election to our board. The initial option vests and becomes exercisable over five years, with the first 20% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each director will be automatically granted a non-statutory option to purchase 6,000 shares of our Class A Common Stock, provided the director has served on our board for at least six months. The options will vest monthly in equal parts over a five-year period after the date of grant. The options granted to outside directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2007 annual meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Betsy S. Atkins, Chairwoman

W. Steve Albrecht

Pat Wood III

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2006 one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

APPENDIX I

SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

(Adopted by the Board on August 12, 2005, amended by the Board on September 23, 2005, amended by the Board and the stockholders on May 4, 2006, and amended by the Board and the stockholders effective February 6, 2007).

Reflects 2:1 Reverse Stock Split on November 10, 2005)

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SECTION 1.  ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on August 12, 2005, and amended by the Board of Directors on September 23, 2005, and the Plan as so amended was approved by the shareholders of the Company on October 10, 2005, to be effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”), which was November 17, 2005. The Plan reflects the two for one reverse stock split effected on November 10, 2005. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.  DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as defined below) other than Cypress Semiconductor Corporation who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities

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2005 STOCK INCENTIVE PLAN

under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public or if there is a spin off of the Company by a Parent resulting in a dividend or distribution payable in Stock to the Parent’s stockholders.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

( f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

( g) “Company” shall mean SunPower Corporation, a California corporation, until it reincorporates in Delaware prior to Effective Date, by merging into SunPower Corporation, a Delaware corporation, and after such reincorporation and merger the “Company” shall mean SunPower Corporation, a Delaware corporation.

( h) “Consultant” shall mean (i) a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee, or (ii) a common-law employee of an Affiliate.

( i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

( j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

( k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

( l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

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2005 STOCK INCENTIVE PLAN

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

( m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

( n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

( o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

( p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

( q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

( r) “Outside Director” shall mean a member of the Board of Directors who is also an “independent director” as defined in (i) if the Stock is listed on The Nasdaq Stock Market, Rule 4200(a)(15) of the National Association of Securities Dealers, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on The Nasdaq Stock Market or (ii) if the Stock is listed on the New York Stock Exchange, Section 303A.02 of the New York Stock Exchange Listed Company Manual, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on the New York Stock Exchange.

( s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

( t) “Participant” shall mean an individual or estate who holds an Award.

( u) “Plan” shall mean this 2005 Stock Incentive Plan of SunPower Corporation, as amended from time to time.

( v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

( w) “Restricted Share” shall mean a Share awarded under the Plan.

( x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

( y) “SAR” shall mean a stock appreciation right granted under the Plan.

( z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

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2005 STOCK INCENTIVE PLAN

( aa) “Service” shall mean service as an Employee, Consultant or Outside Director. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

( bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

( cc) “Stock” shall mean the Class A Common Stock of the Company.

( dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

( ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

( ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

( gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean permanent and total disability as defined by section 22(e)(3) of the Code.

SECTION 3.  ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

( b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

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2005 STOCK INCENTIVE PLAN

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

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2005 STOCK INCENTIVE PLAN

SECTION 4.  ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase thirty thousand (30,000) Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. Twenty percent (20%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining eighty percent (80%)) shall vest and become exercisable monthly over a four-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 1 2/3% of the total number of Shares subject to such Options. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the Effective Date, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase six thousand (6,000) Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under this Section 4(b)(ii) shall vest and become exercisable monthly over a five-year period beginning on the day which is one month after the date of grant, at a monthly rate of 1 2/3% of the total number of Shares subject to such Options. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

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2005 STOCK INCENTIVE PLAN

SECTION 5.  STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 396,735 Shares (i) minus the aggregate number of Shares subject to options granted under the Company’s 1988 Incentive Stock Plan and 1996 Stock Plan (the “Prior Plans”) between August 12, 2005 and the Effective Date, (ii) plus any Shares subject to options granted under the Prior Plans which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, (iii) plus any of the 105,000 Shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, and (iv) plus 450,481 Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than five hundred thousand (500,000) Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6.  RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

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2005 STOCK INCENTIVE PLAN

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

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(h) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.  PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

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2005 STOCK INCENTIVE PLAN

(g) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.  STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

S ECTION 10.  STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of

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2005 STOCK INCENTIVE PLAN

the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11.  ADJUSTMENT OF SHARES.

( a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect

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2005 STOCK INCENTIVE PLAN

on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

(v) Settlement of the value of the outstanding Awards which have vested as of the consummation of such merger or other reorganization in cash or cash equivalents; in the sole discretion of the Company, settlement of the value of some or all of the outstanding Awards which have not vested as of the consummation of such merger or other reorganization in cash or cash equivalents on a deferred basis pending vesting; and the cancellation of all vested and unvested Awards as of the consummation of such merger or other reorganization.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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SECTION 12.  DEFERRAL OF AWARDS.

(a) Committee Powers. The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13.  AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14.  PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15.  LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the

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2005 STOCK INCENTIVE PLAN

regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16.  WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17.  OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day

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2005 STOCK INCENTIVE PLAN

of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 18.  NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19.  DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on August 12, 2015 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 20.  EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SUNPOWER CORPORATION

By
Name
Title

SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following Option to purchase Class A Common Stock of SUNPOWER CORPORATION (the “Company”) under the Company’s 2005 Stock Incentive Plan (the “Plan”):

Name of Optionee:	[Name of Optionee]

Total Number of Option Shares Granted:	[Total Number of Shares]

Type of Option:	☐ Incentive Stock Option

☐ Nonstatutory Stock Option

Exercise Price Per Share:	$

Grant Date:	[Date of Grant]

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:	This Option becomes exercisable with respect to the first 1/5th of the shares subject to this Option when you complete 12 months of continuous service as an Employee or a Consultant from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/60th of the shares subject to this Option when you complete each additional month of service.

Expiration Date:	[Expiration Date] This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

SUNPOWER CORPORATION

NOTICE OF STOCK OPTION GRANT

OPTIONEE:	SUNPOWER CORPORATION

By:
Optionee’s Signature
Title:
Optionee’s Printed Name

SUNPOWER CORPORATION

NOTICE OF STOCK OPTION GRANT

SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Vesting	This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional shares after your service as an Employee or a Consultant has terminated for any reason.

Term	This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company has discretion to determine when your Service terminates for all purposes of the Plan and its determinations are conclusive and binding on all persons.

Death	If your Service terminates because of death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Disability	If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence	For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this

SUNPOWER CORPORATION

STOCK OPTION AGREEMENT

Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain such approval.

Notice of Exercise	When you wish to exercise this Option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Human Resources Department of the Company. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):

• Your personal check, a cashier’s check or a money order.

•     Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•     By delivery on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•     By delivery on a form approved by the Committee of an irrevocable direction to a securities broker or lender approved by the Company to pledge Option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

• Any other form permitted by the Committee in its sole discretion.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Withholding Taxes and Stock Withholding	You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

SUNPOWER CORPORATION

STOCK OPTION AGREEMENT

Restrictions on Resale	By signing this Agreement, you agree not to sell any Option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option	In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights	Neither your Option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

SUNPOWER CORPORATION

STOCK OPTION AGREEMENT

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Stock Option Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

SUNPOWER CORPORATION

STOCK OPTION AGREEMENT

SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must sign this Notice on the last page before submitting it to the Company

OPTIONEE INFORMATION:

Name:	Social Security Number:
Address:	Employee Number:

OPTION INFORMATION:

Date of Grant: , 200	Type of Stock Option:
Exercise Price per Share: $	☐ Nonstatutory (NSO)
Total number of shares of Class A Common Stock of SUNPOWER CORPORATION (the “Company”) covered by option:	☐ Incentive (ISO)

EXERCISE INFORMATION:

Number of shares of Class A Common Stock of the Company for which option is being exercised now:                     . (These shares are referred to below as the “Purchased Shares.”)

Total exercise price for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

☐	Check for $ , payable to “SUNPOWER CORPORATION”

☐	Certificate(s) for shares of Class A Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

☐	Attestation Form covering shares of Class A Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

SUNPOWER CORPORATION

NOTICE OF EXERCISE OF STOCK OPTION

Name(s) in which the Purchased Shares should be registered [please check one box]:

☐	In my name only

☐	In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐	In the names of my spouse and myself as joint tenants with the right of survivorship

☐	In the name of an eligible revocable trust	Full legal name of revocable trust:

The certificate for the Purchased Shares should be sent to the following address:

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2005 Stock Incentive Plan and the tax consequences of an exercise.

3.	In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for incentive stock option tax purposes. As a result, the favorable incentive stock option tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:

, 200

SUNPOWER CORPORATION

NOTICE OF EXERCISE OF STOCK OPTION